Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-46559, 333-46561, 333-46563, 333-46573 33-68806, 33-68808, 33-62631,
33-62633 and 333-40974 of Elcotel, Inc. on Forms S-8, of our report dated June 20, 2000, appearing in this Amendment No. 1 to Annual Report on Form 10-K of Elcotel, Inc. for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP

Tampa, Florida
August 31, 2000